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EXHIBIt 23.B



                          CONSENT OF INVESTMENT BANKER

We hereby consent to the discussion relative to our opinion delivered to the Baord of Directors of Commerical and Savings Bank Co., Inc. in connection with its proposed merger with Killbuck Bancshares, Inc. in the Proxy Statement-Prospectus included in Killbuck Bancshares, Inc.'s Registration Statement on Form S-4 under the heading "Opinion of Commercial's Financial Advisor," to the references to our firm in such Proxy Statement-Prospectus and to the inclusion of such opinion as an appendix to the Proxy Statement and Prospectus.



                               /s/ Tom P. Smith
                       -------------------------------
                                 Tom P. Smith
                                  Consultant
                           Young & Associates, Inc.


Kent, Ohio
September 18, 1998